Exhibit 99.1

Hycroft Announces Potential Feeder Identified in Brimstone Geophysics

WINNEMUCCA, NV, September 9, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) announces results of the 2025 Induced Polarization (“IP”) geophysics survey at the Hycroft Mine, located in Nevada, USA, a Tier-1 mining jurisdiction.

The fifth phase of a multi-year IP survey campaign completed three lines of IP geophysics surveys covering 11.7 – line kilometers on 400-meter spaced lines with 300-meter dipoles. IP lines were draped with a heavy lift drone over otherwise inaccessible pit highwalls to give a greater than 1-kilometer-deep look at the high-grade silver system identified in the 2023-2024 exploration program. See Figure 1.

2025 Brimstone Geophysics Highlights:

●	The completed high-resolution model of IP geophysical data revealed a large-scale target extending below the high-grade silver system indicating a potential feeder zone.
●	Highly anomalous chargeability and resistivity features were identified at depth in the productive Brimstone high-grade target zone.
●	The resistivity and chargeability anomalies show a significant vertical geometry that is interpreted to be an altered, intrusive body with a strike length of more than 650 meters north to south by approximately 425 meters west to east at approximately 500 meters depth. See Figure 2.
●	This feature will be drilled as part of the 2025-2026 Exploration Drilling Program announced on July 30, 2025.

Diane Garrett, President & CEO commented: “We’re entering a pivotal chapter in the development of our project. Our recent technical breakthroughs in understanding the Hycroft system combined with our two high-grade silver discoveries, not only confirm the immense potential of Hycroft but also accelerate our path toward unlocking long-term value. This isn’t just another mine — it’s an untold story of scale and opportunity. As we advance to the next phase, we’re driven by a clear vision: to transform this asset into a cornerstone of future supply, developed responsibly and with purpose for the benefit of all our shareholders. The culmination of our work comes at a very exciting time with gold and silver at all-time highs and the U.S. Government recently declaring silver as a critical mineral.”

Alex Davidson, Vice President, Exploration commented: “I am excited to announce the results from the IP survey which indicates that Brimstone’s mineral endowment may extend well beyond the impressive high-grade drill results from 2024. IP works very well at Hycroft and was the technique that identified the Vortex silver system and successfully identified highly prospective targets such as our Wild Rose target one kilometer east of the resource area.

This IP survey specifically targeted an area spanning the Brimstone pit to test the potential for a feeder related to a magmatic source. The Brimstone pit area had not been included in previous IP work as it was not possible to access due to highwall locations. For the July survey, a heavy lift drone was utilized to overcome the inaccessibility. I would like to extend our thanks to Zonge International for their help in safely and professionally executing this survey with groundbreaking innovation by using a heavy lift drone to fly the IP wire.

The geophysics in this area are extremely meaningful and promising as it clearly shows a high chargeability anomaly within the high-grade system that was identified in late 2023 and provides confidence that the down-dip extension is likely to be equally promising”.

Follow on work from the discovery of the Brimstone high-grade silver system indicates Brimstone is an intermediate sulfidation system, derived from a magmatic source and this IP anomaly is likely to be a magmatic source. The resistivity and chargeability anomalies show a significant vertical geometry that is interpreted to be an altered, intrusive body with a strike length of more than 650 meters north to south by approximately 425 meters west to east at approximately 500 meters depth. The apex of the anomaly lies between 400 to 500 meters below the current surface, and the anomaly is open to the South. This feature has not been drilled.

Zonge International Geophysical Services (Tucson, AZ and Reno, NV) completed the IP survey.

The Company’s Qualified Person is Mr. James L. Wright, M.Sc., an industry leading geophysicist with over 50 years’ experience. Mr. Wright completed the modeling and interpretation of the geophysical data.

Figure 1: Geophysics lines through Brimstone. Lines are due east-west

Figure 2: Three IP Lines pictured in Figure 1 showing Brimstone geophysics and modeled structure based on mapping and drilling.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company exploring and developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023 continuing in 2024, Hycroft announced the discovery of two new high-grade silver systems within the known resource area. These discoveries represent a significant new value driver for the Hycroft Mine that the Company is following up on with additional drilling in 2025 and 2026.

For further information, please contact:

info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re- establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.